SUBORDINATION AGREEMENT

This Subordination Agreement is made as of April 19, 2012, by and among each of the undersigned creditors (individually, a “Creditor” and, collectively, the “Creditors”), Avidbank Corporate Finance, a division of Avidbank (“Bank”).

Recitals

A.            Auxilio, Inc., a Nevada corporation and Auxilio Solutions, Inc., a California corporation (collectively, the “Borrower”), has requested and/or obtained certain loans or other credit accommodations from Bank which are or may be from time to time secured by assets and property of Borrower including without limitation pursuant to that certain Loan and Security Agreement between Borrower and Bank dated as of April 19, 2012, and as amended from time to time (the “Loan Agreement”).

B.           Each Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time pursuant to that certain Investment Unit Purchase Agreement dated as of July 29, 2011, by and among Borrower and the investors listed therein (the “Note Agreement”) and the promissory notes related thereto (the “Notes”).

C.           In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, each Creditor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to such Creditor, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Bank; and (ii) all of such Creditor’s security interests, if any, in Borrower’s property, to all of Bank’s security interests in the Borrower’s property.

Now, Therefore, the Parties Agree as Follows:

1. Each Creditor subordinates to Bank any security interest or lien that such Creditor may have in any property of Borrower.  Notwithstanding the respective dates of attachment or perfection of the security interest of a Creditor and the security interest of Bank, the security interest of Bank in the Collateral, as defined in that certain Loan Agreement, shall at all times be prior to the security interest of such Creditor.  In addition, each Creditor waives its right under the Note Agreement to modify the Subordinated Debt to match the terms and conditions on which the Loan Agreement is being offered to Borrower.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank, now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the “Senior Debt”).

3. Each Creditor will not demand or receive from Borrower (and Borrower will not pay to such Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will such Creditor exercise any remedy with respect to the Collateral, nor will such Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding.  Notwithstanding the foregoing, (i) each Creditor may convert the Subordinated Debt into equity securities of the Borrower, in accordance with the terms and conditions set forth in the Note Agreement and the Notes, and (ii) Creditors may receive regularly scheduled payments of principal and interest pursuant to the Note Agreement and the Notes, as long as no Event of Default (as that term is defined in the Loan Agreement) has occurred that is continuing or would exist after giving effect to such payment(s).

4. Each Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by such Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by such Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to any Creditor.

6. For so long as any of the Senior Debt remains unpaid, each Creditor irrevocably appoints Bank as such Creditor’s attorney in fact, and grants to Bank a power of attorney with full power of substitution, in the name of such Creditor or in the name of Bank, for the use and benefit of Bank, without notice to such Creditor, to perform at Bank’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower:

(i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

(ii) To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

7. Creditor shall immediately affix a legend to any instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement.  No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that such Creditor may have in any property of Borrower.  By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

8. This Agreement shall remain effective for so long as Bank has any obligation to make credit extensions to Borrower or Borrower owes any amounts to Bank under the Loan Agreement or otherwise.  If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and each Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.  At any time and from time to time, without notice to Creditors, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person.  No such action or inaction shall impair or otherwise affect Bank’s rights hereunder.  Each Creditor waives the benefits, if any, of Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

9. This Agreement shall bind any successors or assignees of a Creditor and shall benefit any successors or assigns of Bank.  This Agreement is solely for the benefit of each Creditor and Bank and not for the benefit of Borrower or any other party. Each Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Bank makes a request of such Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

10. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles.  Each Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California.  EACH CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS

CONTEMPLATED HEREIN.  If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein shall be settled by final and binding arbitration held in San Jose, California in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association.  Judgment upon any award resulting from arbitration may be entered into and enforced by any state of federal court having jurisdiction thereof.

11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Capitalized terms not otherwise defined herein shall have the same meaning as in the Loan Agreement.

12. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  No Creditor is relying on any representations by Bank or Borrower in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower.

13. This Agreement may be amended only by written instrument signed by each Creditor and Bank.  Notwithstanding the foregoing, any party that purchases notes evidencing Subordinated Debt in accordance with the provisions set forth in the Note Agreement after the date hereof shall become parties to this Agreement, and shall execute and deliver a counterpart of this Agreement pursuant to this paragraph; no consent or approval of any other existing Creditor shall be required to add such party to the Agreement.

14. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

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In Witness Whereof, the undersigned have executed this Agreement as of the date first above written.

“Bank”

By:	/s/ Jon Krogstad
Title:	SVP

“Creditors” [See separate signature(s) pages that follow.]

The undersigned acknowledges and agrees to the terms of this Agreement.

“Borrower”

Auxilio, Inc., a Nevada Corporation

By: /s/  Paul T. Anthony
      Paul T. Anthony, Chief Financial Officer

CREDITOR’S SIGNATURE PAGE TO SUBORDINATION AGREEMENT

CREDITOR:

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Signature

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Individual or Entity Name (and Title, if applicable)

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Address

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Signature of Spouse/Partner (if applicable)

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Name

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Address

Additional Information for Notice:                                                                Facsimile: ____________________________
        Email:_____________________________